Press Release May 2, 2018

HollyFrontier Corporation Reports Quarterly Results

Dallas, Texas, May 2, 2018 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $268.1 million or $1.50 per diluted share for the quarter ended March 31, 2018, compared to a net loss of $45.5 million or $(0.26) per diluted share for the quarter ended March 31, 2017.

The first quarter results reflect special items that collectively increased net income by a total of $130.8 million. These items include a lower of cost or market inventory valuation adjustment that increased pre-tax earnings by $103.8 million, a $71.7 million reduction to RINs costs as a result of our Cheyenne refinery's small refinery exemptions for the 2015 and 2017 calendar years and a charge of $3.6 million for integration costs related to our 2017 Petro-Canada Lubricants Inc. ("PCLI") acquisition.

Excluding these items, net income for the current quarter was $137.3 million ($0.77 per diluted share) compared to a net loss of $33.4 million ($(0.19) per diluted share) for the first quarter of 2017, which excludes an inventory valuation adjustment, PCLI acquisition and integration costs, incremental cost of products sold attributable to our PCLI inventory value step-up, a gain on foreign currency swap contracts that fixed the USD/CAD conversion rate on our PCLI purchase price and a loss on early extinguishment of debt. Collectively, these items decreased prior year earnings by $12.0 million. Adjusted for these items, net income increased $170.7 million compared to the same period of 2017 due to higher sales volumes and margins in our refining business as well as a full quarter contribution from our PCLI acquisition. Total operating expenses for the quarter were $320.3 million compared to $307.7 million for the first quarter of last year.

HollyFrontier’s President & CEO, George Damiris, commented, “HollyFrontier's strong financial results reflect our ability to capitalize on the refining margins and crude spreads available during the first quarter. To date, crude spreads have been consistent, and we are optimistic about refining and lubricant margins going into the summer.”

Within the refining segment, crude oil charges averaged 415,260 barrels per day (“BPD”) for the current quarter compared to 371,070 BPD for the first quarter 2017. On a per barrel basis, consolidated refinery gross margin was $12.83 per produced barrel, a 70% increase compared to $7.54 for the first quarter of 2017.

Our Lubes and Specialty Products segment reported EBITDA of $41.7 million, driven by strong Rack Forward sales volumes and margins. Rack Forward EBITDA was $56.0 million for the quarter and HollyFrontier continues to expect Rack Forward EBITDA in the $180.0 million to $200.0 million range for 2018.

Holly Energy Partners, L.P. ("HEP") reported EBITDA of $88.5 million for the first quarter compared to $70.1 million in the first quarter of 2017. This growth was driven by the acquisition of the SLC and Frontier Pipelines as well as volume growth in HEP’s Permian crude gathering system. Distributable cash flow came in at $69.1 million, delivering a distribution coverage ratio of 1.04x.

For the first quarter of 2018, net cash provided by operations totaled $333.8 million, an increase of $373.2 million compared to the first quarter of 2017. During the period, we declared and paid a dividend of $0.33 per share to shareholders totaling $58.9 million and spent $25.2 million in stock repurchases. At March 31, 2018, our cash and cash equivalents totaled $781.5 million, a $150.7 million increase over cash and cash equivalents of $630.8 million at December 31, 2017. Additionally, our consolidated debt was $2,382.9 million. Our debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $991.9 million at March 31, 2018.

The Company has scheduled a webcast conference call for today, May 2, 2018, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1188768&tp_key=8a9159666f. An audio archive of this webcast will be available using the above noted link through May 16, 2018.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier, through its subsidiary, owns Petro-Canada Lubricants Inc., whose Mississauga, Ontario facility produces 15,600 barrels per day of base oils and other specialized lubricant products, and also owns a 57% interest and a non-economic general partner interest in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2017
	2018	2017	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,128,427	$3,080,483	$1,047,944	34%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,347,125	2,641,176	705,949	27
Lower of cost or market inventory valuation adjustment	(103,838)	11,823	(115,661)	(978)
	3,243,287	2,652,999	590,288	22
Operating expenses	320,288	307,725	12,563	4
Selling, general and administrative expenses	64,664	57,255	7,409	13
Depreciation and amortization	104,341	96,040	8,301	9
Total operating costs and expenses	3,732,580	3,114,019	618,561	20
Income (loss) from operations	395,847	(33,536)	429,383	(1,280)

Other income (expense):
Earnings of equity method investments	1,279	1,840	(561)	(30)
Interest income	2,590	819	1,771	216
Interest expense	(32,723)	(27,158)	(5,565)	20
Loss on early extinguishment of debt	—	(12,225)	12,225	(100)
Gain (loss) on foreign currency transactions	5,560	(9,933)	15,493	(156)
Gain on foreign currency swap contracts	—	24,545	(24,545)	(100)
Other, net	1,346	1,077	269	25
	(21,948)	(21,035)	(913)	4
Income (loss) before income taxes	373,899	(54,571)	428,470	(785)
Income tax expense (benefit)	85,037	(16,789)	101,826	(607)
Net income (loss)	288,862	(37,782)	326,644	(865)
Less net income attributable to noncontrolling interest	20,771	7,686	13,085	170
Net income (loss) attributable to HollyFrontier stockholders	$268,091	$(45,468)	$313,559	(690)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$1.51	$(0.26)	$1.77	(681)%
Diluted	$1.50	$(0.26)	$1.76	(677)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	176,617	176,210	407	—%
Diluted	177,954	176,210	1,744	1%
EBITDA	$487,602	$60,122	$427,480	711%
Adjusted EBITDA	$315,655	$85,460	$230,195	269%

Balance Sheet Data

	March 31,	December 31,
	2018	2017
	(In thousands)
Cash and cash equivalents	$781,467	$630,757
Working capital	$1,827,907	$1,640,118
Total assets	$10,912,074	$10,692,154
Long-term debt	$2,382,874	$2,498,993
Total equity	$6,157,912	$5,896,940

Segment Information

In the fourth quarter of 2017, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, our Tulsa refineries' lubricants operations, previously reported in the Refining segment, are now combined with the operations of our Petro-Canada Lubricants business (acquired February 1, 2017) and reported in the Lubricants and Specialty Products segment. Segment information for the three months ended March 31, 2017 has been retrospectively adjusted to reflect our current segment presentation.

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under Corporate, Other and Eliminations column. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves PCLI's production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa Refineries that are marketed throughout North America and are distributed in Central and South America.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC and Cheyenne Pipeline LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2018
Sales and other revenues:
Revenues from external customers	$3,655,867	$444,840	$27,457	$263	$4,128,427
Intersegment revenues	$93,318	$—	$101,427	$(194,745)	$—
	$3,749,185	$444,840	$128,884	$(194,482)	$4,128,427
Cost of products sold (exclusive of lower of cost or market inventory)	$3,211,704	$307,531	$—	$(172,110)	$3,347,125
Lower of cost or market inventory valuation adjustment	$(103,838)	$—	$—	$—	$(103,838)
Operating expenses	$238,484	$64,908	$36,203	$(19,307)	$320,288
Selling, general and administrative expenses	$26,371	$30,654	$3,122	$4,517	$64,664
Depreciation and amortization	$67,175	$8,864	$25,141	$3,161	$104,341
Income (loss) from operations	$309,289	$32,883	$64,418	$(10,743)	$395,847
Earnings of equity method investments	$—	$—	$1,279	$—	$1,279
Capital expenditures	$42,774	$8,538	$12,612	$5,615	$69,539

Three Months Ended March 31, 2017
Sales and other revenues:
Revenues from external customers	$2,742,747	$321,269	$16,609	$(142)	$3,080,483
Intersegment revenues	$79,888	$—	$89,025	$(168,913)	$—
	$2,822,635	$321,269	$105,634	$(169,055)	$3,080,483
Cost of products sold (exclusive of lower of cost or market inventory)	$2,559,155	$230,781	$—	$(148,760)	$2,641,176
Lower of cost or market inventory valuation adjustment	$11,531	$292	$—	$—	$11,823
Operating expenses	$254,370	$39,319	$32,552	$(18,516)	$307,725
Selling, general and administrative expenses	$22,368	$13,320	$2,637	$18,930	$57,255
Depreciation and amortization	$69,438	$5,304	$18,373	$2,925	$96,040
Income (loss) from operations	$(94,227)	$32,253	$52,072	$(23,634)	$(33,536)
Earnings of equity method investments	$—	$—	$1,840	$—	$1,840
Capital expenditures	$47,434	$1,835	$8,265	$2,223	$59,757

March 31, 2018
Cash and cash equivalents	$6,703	$118,926	$8,565	$647,273	$781,467
Total assets	$6,830,385	$1,445,978	$2,173,063	$462,648	$10,912,074
Long-term debt	$—	$—	$1,390,952	$991,922	$2,382,874

December 31, 2017
Cash and cash equivalents	$7,488	$41,756	$7,776	$573,737	$630,757
Total assets	$6,474,666	$1,610,472	$2,191,984	$415,032	$10,692,154
Long-term debt	$—	$—	$1,507,308	$991,685	$2,498,993

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

In the fourth quarter of 2017, we revised the following refining segment operating data computations: refinery gross margin; net operating margin; and operating expenses to better align with similar measurements provided by other companies in our industry and to facilitate comparison of our refining performance relative to our peers. Effective with this change, these measurements are now inclusive of all refining segment activities including HFC Asphalt operations and revenues and costs related to products purchased for resale and excess crude oil sales. Refining segment operating data for the three months ended March 31, 2017 has been retrospectively adjusted to reflect our current presentation.

	Three Months Ended March 31,
	2018	2017
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	227,690	221,890
Refinery throughput (BPD) (2)	246,070	242,120
Sales of produced refined products (BPD) (3)	253,080	228,540
Refinery utilization (4)	87.6%	85.3%

Average per produced barrel (5)
Refinery gross margin (6)	$10.65	$6.01
Refinery operating expenses (7)	5.14	6.17
Net operating margin	$5.51	$(0.16)

Refinery operating expenses per throughput barrel (8)	$5.28	$5.82

Feedstocks:
Sweet crude oil	43%	58%
Sour crude oil	30%	19%
Heavy sour crude oil	20%	15%
Other feedstocks and blends	7%	8%
Total	100%	100%

Sales of produced refined products:
Gasolines	55%	50%
Diesel fuels	30%	30%
Jet fuels	5%	9%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	5%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2018	2017
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	106,110	74,470
Refinery throughput (BPD) (2)	116,560	79,490
Sales of produced refined products (BPD) (3)	122,260	78,870
Refinery utilization (4)	106.1%	74.5%

Average per produced barrel (5)
Refinery gross margin (6)	$9.85	$9.03
Refinery operating expenses (7)	4.00	7.41
Net operating margin	$5.85	$1.62

Refinery operating expenses per throughput barrel (8)	$4.19	$7.36

Feedstocks:
Sweet crude oil	31%	18%
Sour crude oil	60%	76%
Other feedstocks and blends	9%	6%
Total	100%	100%

Sales of produced refined products:
Gasolines	54%	51%
Diesel fuels	38%	38%
Fuel oil	2%	4%
Asphalt	3%	4%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	81,460	74,710
Refinery throughput (BPD) (2)	89,420	83,750
Sales of produced refined products (BPD) (3)	90,180	81,030
Refinery utilization (4)	84.0%	77.0%

Average per produced barrel (5)
Refinery gross margin (6)	$22.98	$10.40
Refinery operating expenses (7)	9.54	10.20
Net operating margin	$13.44	$0.20

Refinery operating expenses per throughput barrel (8)	$9.62	$9.87

Feedstocks:
Sweet crude oil	33%	38%
Heavy sour crude oil	37%	31%
Black wax crude oil	21%	20%
Other feedstocks and blends	9%	11%
Total	100%	100%

	Three Months Ended March 31,
	2018	2017

Sales of produced refined products:
Gasolines	56%	58%
Diesel fuels	34%	33%
Fuel oil	3%	2%
Asphalt	3%	5%
LPG and other	4%	2%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	415,260	371,070
Refinery throughput (BPD) (2)	452,050	405,360
Sales of produced refined products (BPD) (3)	465,520	388,440
Refinery utilization (4)	90.9%	81.2%

Average per produced barrel (5)
Refinery gross margin (6)	$12.83	$7.54
Refinery operating expenses (7)	5.69	7.28
Net operating margin	$7.14	$0.26

Refinery operating expenses per throughput barrel (8)	$5.86	$6.97

Feedstocks:
Sweet crude oil	38%	46%
Sour crude oil	32%	26%
Heavy sour crude oil	18%	15%
Black wax crude oil	4%	4%
Other feedstocks and blends	8%	9%
Total	100%	100%

Consolidated
Sales of produced refined products:
Gasolines	55%	52%
Diesel fuels	33%	32%
Jet fuels	3%	5%
Fuel oil	1%	2%
Asphalt	3%	4%
Base oils	2%	3%
LPG and other	3%	2%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)
Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 457,000 BPSD.

(5)
Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Excludes lower of cost or market inventory valuation adjustments of $103.8 million and $11.8 million for the three months ended March 31, 2018 and 2017, respectively.

(7)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(8) Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

We acquired our Petro-Canada Lubricants business on February 1, 2017. For the three months ended March 31, 2017, our lubricants and specialty product operating results reflect the operations of our Petro-Canada lubricants business for the period from February 1, 2017 through March 31, 2017.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended March 31,
	2018	2017
Lubricants and Specialty Products
Throughput (BPD)	21,580	22,170
Sales of produced products (BPD)	32,450	35,940

Sales of produced products:
Finished products	45%	41%
Base oils	34%	40%
Other	21%	19%
Total	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “rack back.” "Rack forward" includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2018
Sales and other revenues	$173,432	$399,039	$(127,631)	$444,840
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$152,054	$283,108	$(127,631)	$307,531
Operating expenses	$28,771	$36,137	$—	$64,908
Selling, general and administrative expenses	$6,819	$23,835	$—	$30,654
Depreciation and amortization	$5,628	$3,236	$—	$8,864
Income (loss) from operations	$(19,840)	$52,723	$—	$32,883
EBITDA	$(14,212)	$55,959	$—	$41,747

Three months ended March 31, 2017
Sales and other revenues	$107,039	$289,853	$(75,623)	$321,269
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$94,438	$211,966	$(75,623)	$230,781
Lower of cost or market inventory valuation adjustment	$—	$292	$—	$292
Operating expenses	$15,627	$23,692	$—	$39,319
Selling, general and administrative expenses	$2,821	$10,499	$—	$13,320
Depreciation and amortization	$3,799	$1,505	$—	$5,304
Income (loss) from operations	$(9,646)	$41,899	$—	$32,253
EBITDA	$(5,847)	$43,404	$—	$37,557

(1)	Rack back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.

(2)
Rack forward activities include the purchase of base oils from rack back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

(3)	Intra-segment sales of rack back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments (ii) our RINs cost reduction related to our Cheyenne Refinery small refinery exemptions (iii) PCLI acquisition and integration costs (iv) loss on early extinguishment of debt (v) incremental cost of products sold attributable to our PCLI inventory value step-up and (vi) gain on foreign currency swap contracts.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$268,091	$(45,468)
Add interest expense	32,723	27,158
Subtract interest income	(2,590)	(819)
Add (subtract) income tax provision (benefit)	85,037	(16,789)
Add depreciation and amortization	104,341	96,040
EBITDA	$487,602	$60,122
Add (subtract) lower of cost or market inventory valuation adjustment	(103,838)	11,823
Subtract RINs cost reduction	(71,704)	—
Add PCLI acquisition and integration costs	3,595	15,597
Add loss on early extinguishment of debt	—	12,225
Add incremental cost of products sold attributable to PCLI inventory value step-up	—	10,238
Subtract gain on foreign currency swap contracts	—	(24,545)
Adjusted EBITDA	$315,655	$85,460

EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2018
Income (loss) from operations (1)	$(19,840)	$52,723	$32,883
Add depreciation and amortization	5,628	3,236	8,864
EBITDA	$(14,212)	$55,959	$41,747
Three months ended March 31, 2017
Income (loss) from operations (1)	$(9,646)	$41,899	$32,253
Add depreciation and amortization	3,799	1,505	5,304
EBITDA	$(5,847)	$43,404	$37,557

(1) Income (loss) from operations of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$7.14	$0.26
Add average refinery operating expenses per produced barrel sold	5.69	7.28
Refinery gross margin per produced barrel sold	12.83	7.54
Times produced barrels sold (BPD)	465,520	388,440
Times number of days in period	90	90
Refining segment gross margin	537,536	263,595
Subtract rounding	(55)	(115)
Total refining segment gross margin	537,481	263,480
Add refining segment cost of products sold	3,211,704	2,559,155
Refining segment sales and other revenues	3,749,185	2,822,635
Add lubricants and specialty products segment sales and other revenues	444,840	321,269
Add HEP segment sales and other revenues	128,884	105,634
Subtract corporate, other and eliminations	(194,482)	(169,055)
Sales and other revenues	$4,128,427	$3,080,483

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$5.69	$7.28
Times produced barrels sold (BPD)	465,520	388,440
Times number of days in period	90	90
Refining segment operating expenses	238,393	254,506
Add (subtract) rounding	91	(136)
Total refining segment operating expenses	238,484	254,370
Add lubricants and specialty products segment operating expenses	64,908	39,319
Add HEP segment operating expenses	36,203	32,552
Subtract corporate, other and eliminations	(19,307)	(18,516)
Operating expenses (exclusive of depreciation and amortization)	$320,288	$307,725

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income (loss) attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, RINs cost reductions, PCLI acquisition and integration costs, incremental costs of products sold due to PCLI inventory value step-up, gain of foreign currency swap contracts and loss on early extinguishment of debt. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$373,899	$(54,571)
Income tax expense (benefit)	85,037	(16,789)
Net income (loss)	288,862	(37,782)
Less net income attributable to noncontrolling interest	20,771	7,686
Net income (loss) attributable to HollyFrontier stockholders	268,091	(45,468)

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(103,838)	11,823
RINs cost reduction	(71,704)	—
PCLI acquisition and integration costs	3,595	15,597
Incremental cost of products sold attributable to PCLI inventory value step up	—	10,238
Gain on foreign currency swap contracts	—	(24,545)
Loss on early extinguishment of debt	—	12,225
Total adjustments to income (loss) before income taxes	(171,947)	25,338
Adjustment to income tax expense (benefit) (1)	(41,152)	5,608
Adjustment to net income attributable to noncontrolling interest	—	7,702
Total adjustments, net of tax	(130,795)	12,028

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	201,952	(29,233)
Adjusted income tax expense (benefit) (2)	43,885	(11,181)
Adjusted net income (loss)	158,067	(18,052)
Less net income attributable to noncontrolling interest	20,771	15,388
Adjusted net income attributable to HollyFrontier stockholders	$137,296	$(33,440)
Adjusted earnings (loss) per share attributable to HollyFrontier stockholders - diluted (3)	$0.77	$(0.19)
Average number of common shares outstanding - diluted	177,954	176,210

(1)	Represents adjustment to GAAP income tax expense (benefit) to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)

Non-GAAP income tax expense (benefit) (2)	$43,885	$(11,181)
(Subtract) GAAP income tax expense (benefit)	85,037	(16,789)
Non-GAAP adjustment to income tax expense (benefit)	$(41,152)	$5,608

(2)
Non-GAAP income tax expense (benefit) is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate ("AETR") for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income (loss) before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings (loss) per share attributable to HollyFrontier stockholders - diluted is calculated as adjusted net income (loss) attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$373,899	$(54,571)
Income tax expense (benefit)	$85,037	$(16,789)
Effective tax rate for GAAP financial statements	22.7%	30.8%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	0.6%	1.0%
Effective tax rate for adjusted results	23.3%	31.8%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214/954-6510